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CUSIP No.      577904204             13G                       Page 7 of 9 Pages



                          EXHIBIT 1 TO SCHEDULE 13G
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                              February 14, 1997
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           MORGAN STANLEY GROUP INC. and MILLER ANDERSON & SHERRERD LLP,

         hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

            MILLER ANDERSON & SHERRERD LLP

   BY:      /s/ Donald P. Ryan
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            Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.


            MORGAN STANLEY GROUP INC.

   BY:      /s/ Edward J. Johnsen
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            Edward J. Johnsen / Vice President Morgan Stanley & Co. Incorporated